Exhibit 99.1

         Hungarian Telephone and Cable Reports Third Quarter
                      Net Income of $8.4 Million

    SEATTLE--(BUSINESS WIRE)--Nov. 14, 2003--Hungarian Telephone and Cable Corp. (AMEX:HTC) today announced its financial results for the third quarter and nine months ended September 30, 2003. The Company's net income totaled $8.4 million for the quarter.

    RESULTS FOR THIRD QUARTER

    The Company reported net income attributable to common stockholders of $8.4 million, or $0.65 per share on a diluted basis, for the third quarter of 2003, compared to $4.2 million, or $0.33 per share on a diluted basis, for the third quarter of 2002. Excluding the exchange gains and related deferred income tax effects, the Company would have reported net income attributable to common stockholders of $4.1 million, or $0.32 per share on a diluted basis, for the third quarter of 2003, compared to $3.9 million, or $0.30 per share on a diluted basis, for the third quarter of 2002. Adjusted EBITDA increased 5% to $9.2 million for the three months ended September 30, 2003, from $8.8 million for the three months ended September 30, 2002. Income from operations increased $0.2 million to $6.4 million for the third quarter of 2003, from $6.2 million for the third quarter of 2002. Net measured service and subscription revenues increased $0.2 million to $12.0 million for the three months ended September 30, 2003, from $11.8 million for the three months ended September 30, 2002. Net telephone service revenues increased 4% to $14.2 million for the three months ended September 30, 2003, from $13.6 million for the three months ended September 30, 2002. Net cash provided by operating activities increased 19%, to $8.9 million for the third quarter of 2003, from $7.5 million for the second quarter of 2002.

    RESULTS FOR NINE MONTHS

    The Company reported net income attributable to common stockholders of $8.0 million, or $0.63 per share on a diluted basis, for the nine months ended September 30, 2003, compared to $13.3 million, or $1.06 per share on a diluted basis, reported for the nine months ended September 30, 2002. Excluding the exchange differences and related deferred income tax effects, the Company would have reported a net income attributable to common stockholders of $12.8 million, or $1.00 per share on a diluted basis, for the nine months ended September 30, 2003, compared to $9.6 million, or $0.77 per share on a diluted basis, for the nine months ended September 30, 2002. Adjusted EBITDA increased 19% to $28.5 million for the nine months ended September 30, 2003, from $23.9 million for the nine months ended September 30, 2002. Income from operations increased $3.5 million to $20.1 million for the nine month period ended September 30, 2003, from $16.6 million for the nine month period ended September 30, 2002. Net measured service and subscription revenues increased $5.0 million, or 15%, to $37.3 million for the nine months ended September 30, 2003, from $32.3 million for the nine months ended September 30, 2002.
    Net telephone service revenues increased 17% to $44.2 million for the nine months ended September 30, 2003, from $37.9 million for the nine months ended September 30, 2002. Net cash provided by operating activities increased 25%, to $22.6 million for the nine months ended September 30, 2003, from $18.0 million for the nine months ended September 30, 2002.

    COMMENTS FROM OLE BERTRAM

    Commenting on these financial results, Ole Bertram, President and Chief Executive Officer stated, "As our shareholders may recall, during the second quarter the Company recognized a large foreign exchange loss as a result of the Hungarian National Bank's actions during June 2003. During the third quarter, the National Bank of Hungary has tried to restore the credibility it lost towards the financial markets and it appears that their attempts have begun to work, which is evidenced by the strengthening of the Hungarian forint against the euro during the third quarter of this year. This strengthening of the Hungarian forint against the euro is evident in the foreign exchange gain recognized by the Company during the third quarter. Excluding the effects of the foreign exchange gains and losses during the last two quarters, the Company would have reported a net income of $12.8 million for the nine months ended September 30, 2003, a 33% increase over the comparable number during 2002, of $9.6 million."
    Mr. Bertram went on to say, "During the month of October, we experienced a change in our ownership structure. Postabank, as a result of its privatization by the Hungarian government was forced to sell its shareholdings in the Company, as this holding did not fit into a commercial bank's normal business activity. Postabank sold its shareholdings to a group of 7 investors, with the biggest investor being the Ashmore Group based in London. I would like to personally welcome Ashmore to Hungarian Telephone and believe that they could become important to us in achieving our goal of creating the second full-service telecommunications operator in Hungary."

    NON-GAAP FINANCIAL MEASURES

    The Company uses certain non-GAAP financial measures in evaluating its performance. These include net income excluding certain items and Adjusted EBITDA (earnings before interest expense, interest income, foreign exchange gains/loss, taxes, depreciation and amortization, and other, net). A reconciliation of the differences between these non-GAAP financial measures and the most comparable financial measures calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures referred to in this press release are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income/loss reflected in the statement of operations and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.
    Net income excluding certain items is net loss/income without taking into account the recorded foreign exchange gain/loss and the related deferred income tax effects.
    Adjusted EBITDA is cash flow from operations adjusted for changes in working capital, income taxes paid, interest paid, interest received, and other miscellaneous changes.
    Management uses these non-GAAP financial measures for various purposes including: measuring and evaluating the Company's financial and operational performance; making compensation decisions; planning and budgeting decisions; and financial planning purposes. The Company believes that presentation of these non-GAAP financial measures is useful to investors because it (i) reflects management's view of core operations and cash flow generation upon which management bases financial, operational, compensation and planning decisions and (ii) presents measurements that investors and its lending banks have indicated to management are important in assessing the Company and its liquidity. While the Company utilizes these non-GAAP financial measures in managing its business and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, Adjusted EBITDA does not take into account changes in working capital and financial statement items below income from operations, and the resultant effect of these items on the Company's cash flow. Net income excluding foreign exchange gains/losses does not take into account the foreign exchange gains/losses, however these gains/losses may recur in future periods depending upon currency movements. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures.
    The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents to be filed with the U.S. Securities and Exchange Commission.

    ABOUT HUNGARIAN TELEPHONE AND CABLE CORP.

    Hungarian Telephone and Cable Corp. is a provider of telephone, ISDN, Internet and other telecommunications services in the Republic of Hungary. The Company operates nearly 196,000 lines serving over 668,000 people through one Hungarian subsidiary, which has been granted 25-year telecommunications concessions by the Hungarian government in five defined operating regions.

    Note: This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These and all forward-looking statements are only predictions or statements of current plans that are constantly under review by the Company. Such statements are qualified by important factors that may cause actual results to differ from those contemplated, including as a result of those factors detailed from time to time in the company's Securities and Exchange Commission filings. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company has no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.


                  Hungarian Telephone and Cable Corp.
                         Financial Highlights
                 (In Millions, Except Per Share Data)
                              (unaudited)

                                                 Third Quarter ended
                                                     September 30
                                                  --------------------
                                                    2003       2002
                                                  --------   ---------
Measured Service Revenues                         $   7.7    $    7.9
Subscription Revenues                                 5.7         5.6
Net Interconnect Charges                             (1.4)       (1.7)
                                                  --------   ---------
     Net Measured Service and
     Subscription Revenues                           12.0        11.8
Connection Fees                                       0.6         0.6
Other Operating Revenues                              1.6         1.2
                                                  --------   ---------
     Telephone Service Revenues, Net                 14.2        13.6
                                                  --------   ---------
Income from Operations                                6.4         6.2
Net Income Attributable to Common Stockholders        8.4         4.2
Net Income Per Common Share:
           Basic                                  $  0.69    $   0.35
           Diluted                                $  0.65    $   0.33
Weighted Average Number of Shares Outstanding:
           Basic                                     12.2        12.1
           Diluted                                   12.9        12.7


                                                  Nine Months ended
                                                     September 30
                                                  --------------------
                                                    2003       2002
                                                  ---------  ---------
Measured Service Revenues                         $   24.1   $   22.4
Subscription Revenues                                 18.0       15.1
Net Interconnect Charges                              (4.8)      (5.2)
                                                  ---------  ---------
     Net Measured Service and
     Subscription Revenues                            37.3       32.3
Connection Fees                                        2.0        1.8
Other Operating Revenues                               4.9        3.8
                                                  ---------  ---------
     Telephone Service Revenues, Net                  44.2       37.9
                                                  ---------  ---------
Income from Operations                                20.1       16.6
Net Income Attributable to Common Stockholders         8.0       13.3
Net Income Per Common Share:
           Basic                                  $   0.66   $   1.10
           Diluted                                $   0.63   $   1.06
Weighted Average Number of Shares Outstanding:
           Basic                                      12.2       12.1
           Diluted                                    12.9       12.6


                             Balance Sheet

                                           Quarter Ended   Year Ended
                                            September 30   December 31
                                                2003          2002
                                               ------        ------
                                             (unaudited)

Current Assets                                 $ 34.9        $ 25.0
Property, Plant and Equipment, net              116.4         118.7
Total Assets                                    173.9         169.1

Total Current Liabilities                        28.2          29.2
Long Term Debt                                   99.7         102.2
Total Stockholders Equity                        39.9          29.8
Total Liabilities and Stockholders Equity       173.9         169.1


Reconciliation of Non-GAAP Financial Measures:

Net Income to Net Income Excluding Certain Items
(In Millions)
(unaudited)
                                        Three Months     Nine Months
                                            Ended           Ended
                                        September 30,   September 30,
                                         2003    2002   2003    2002
                                       ------- ------- ------- -------
Net Income Attributable to Common
     Stockholders as Reported            $8.4    $4.2    $8.0   $13.3

Foreign Exchange (Gain) Loss            ($4.6)  ($0.3)   $5.1   ($3.7)
Deferred Income Tax Benefit on
   Foreign Exchange (Gain) Loss          $0.3       -   ($0.3)      -
                                       ------- ------- ------- -------
Net Income Attributable to Common
     Stockholders Excluding Certain
     Items                               $4.1    $3.9   $12.8    $9.6
                                       ------- ------- ------- -------


Net Income Per Share Fully Diluted to Net Income Per Share Fully Diluted Excluding Certain Items
(unaudited)
                                    Three Months       Nine Months
                                        Ended              Ended
                                     September 30,     September 30,
                                     2003     2002     2003     2002
                                   -------- -------- -------- --------
Net Income Per Share as Reported     $0.65    $0.33    $0.63    $1.06

Foreign Exchange (Gain) Loss        ($0.35)  ($0.03)   $0.39   ($0.29)
Deferred Income Tax Benefit on
   Foreign Exchange (Gain) Loss      $0.02        -   ($0.02)       -
                                   -------- -------- -------- --------
Net Income Per Share Excluding
 Certain Items                       $0.32    $0.30    $1.00    $0.77
                                   -------- -------- -------- --------


Cash Flow from Operations to Adjusted EBITDA
(In Millions)
(unaudited)
                                        Three Months     Nine Months
                                            Ended           Ended
                                         September 30,  September 30,
                                         2003    2002    2003    2002
                                       ------- ------- ------- -------
Cash Flow from Operations                $8.9    $7.5   $22.6   $18.0

Changes in Working Capital              ($1.0)   $0.5    $0.7    $1.3
Income Taxes Paid                           -       -    $0.4       -
Interest Paid                            $1.5    $1.0    $5.3    $5.2
Interest Received                       ($0.3)  ($0.3) ($ 0.8) ($ 0.7)
Other                                    $0.1    $0.1    $0.3    $0.1
                                       ------- ------- ------- -------
Adjusted EBITDA                          $9.2    $8.8   $28.5   $23.9
                                       ------- ------- ------- -------

    CONTACT: Hungarian Telephone and Cable Corp.
             William T. McGann
             Hungary: (011) 361-474-7700
             U.S.: (206) 654-0204